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                                                                      Exhibit 15

                                POWER OF ATTORNEY


         The undersigned, a trustee of Merrill Lynch Growth Fund (the "Fund"), a Massachusetts business trust, hereby authorizes Terry K. Glenn, Donald C. Burke and Robert C. Doll, Jr., or any of them, as attorney-in-fact, to sign on her behalf any amendments to the Registration Statement for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.


Dated: February 15, 2001


                                                /s/ Roberta Cooper Ramo
                                        ----------------------------------------
                                                  ROBERTA COOPER RAMO
                                                       (TRUSTEE)